EXHIBIT 21


                     ST. JUDE MEDICAL, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

St. Jude Medical, Inc. Wholly Owned Subsidiaries:

* Pacesetter, Inc. - Sylmar, California, Scottsdale, Arizona, and Maven, South Carolina (Delaware corporation)
* St. Jude Medical S.C., Inc. - St. Paul, Minnesota (Minnesota corporation)
* St. Jude Medical Sales Corp. - St. Paul, Minnesota (Barbados corporation)
* St. Jude Medical Europe, Inc. - St. Paul, Minnesota (Delaware corporation)
             -    Brussels, Belgium branch
* St. Jude Medical Canada, Inc. - Mississauga, Ontario and St. Hyacinthe, Quebec (Ontario, Canada corporation) (former name: St. Jude Medical, Ltd.)
*        151703 Canada, Inc. - St. Paul, Minnesota (Ontario, Canada corporation)
* St. Jude Medical Hong Kong Ltd. - Kowloon, Hong Kong (Hong Kong corporation)
             -    Shanghai and Beijing, China branches
             -    India liaison office
* St. Jude Medical Tissue Corporation, Inc. - St. Paul, Minnesota (Delaware corporation) (formerly known as St. Jude Medical, Inc., Cardiac Assist Division; Assets of St. Jude Medical, Inc., Cardiac Assist Division sold to Bard 1/19/96)
*        Glory Telectronics, Ltd. - Hong Kong (Hong Kong corporation)
             - Glory EME China, Ltd. - Hong Kong (Hong Kong corporation) (wholly-owned subsidiary of Glory Telectronics, Ltd. - Hong
                  Kong)
             - Glory EME, Ltd. - Hong Kong (Hong Kong corporation) (wholly-owned subsidiary of Glory Telectronics, Ltd.
                  Hong Kong)
* St. Jude Medical Australia Pty., Ltd. - Sydney Australia (Australian corporation)
* St. Jude Medical Brasil, Ltda. - Sao Paulo, Brazil (Brazilian corporation)
             - Telectronics Medica, Ltda. - Sao Paulo, Brazil (Brazilian corporation)
* Medical Telectronics, Ltd. - Auckland, New Zealand (New Zealand corporation)
*        Daig Corporation - Minnetonka, Minnesota (Minnesota corporation)


SJM Europe Inc.'s Wholly Owned Subsidiaries

* St. Jude Medical Puerto Rico, Inc. - Caguas, Puerto Rico (Delaware corporation)
             - St. Jude Medical Puerto Rico Holding, B.V. (Netherlands corporation) (wholly-owned subsidiary of St. Jude Medical Puerto Rico, Inc.)
                  - St. Jude Medical B.V. (Netherlands corporation) (wholly-owned subsidiary of St. Jude Medical Puerto Rico Holding, B.V.)
                       - Telectronics B.V. (Netherlands corporation) (wholly-owned subsidiary of St. Jude Medical B.V.)
                  - St. Jude Medical Netherlands Distribution AB (Swedish corporation headquartered in the Netherlands) (wholly-owned subsidiary of St. Jude Medical Puerto Rico Holding, B.V.)

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                   -    St. Jude Medical Puerto Rico B.V. (Netherlands) (wholly-
                        owned subsidiary of St. Jude Medical Netherlands Distribution AB)
                        -    Puerto Rico branch of St. Jude Medical Puerto Rico
                             B.V.
             - St. Jude Medical Coordination Center (Belgium branch of St. Jude Medical Netherlands

Distribution AB)
*        Pacesetter AB (Swedish corporation)
*        St. Jude Medical Sweden AB (Swedish corporation)
*        St. Jude Medical Denmark A/S (Danish corporation)
             - Telectronics Scandinavia Aps (Danish corporation) (wholly-owned subsidiary of St. Jude Medical
                  Denmark A/S)
*        St. Jude Medical Pacesetter Sales AB (Swedish corporation)
*        St. Jude Medical (Portugal) - Distribuicao de Produtos Medicos, Lda.
*        St. Jude Medical Export Ges.m.b.H. (Austrian corporation)
*        St. Jude Medical Medizintechnik Ges.m.b.H. (Austrian corporation)
*        St. Jude Medical Italia S.p.A (Italian corporation)
*        N.V. St. Jude Medical Belgium, S.A. (Belgian corporation)
             -    Portugal branch
*        St. Jude Medical Espagna S.A. (Spanish corporation)
*        St. Jude Medical France S.A. (French corporation) (former name:
         Pacesetter France S.A.)
*        St. Jude Medical Finland O/y (Finnish corporation)
*        St. Jude Medical Sp.zo.o. (Polish corporation)
*        St. Jude Medical GmbH (German corporation)
*        St. Jude Medical UK Limited (United Kingdom corporation)
*        St. Jude Medical AG (Swiss corporation)